Exhibit 99.6

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

Name

There shall be a committee of the Board of Directors of Old Republic International Corporation (the "Company") which shall be called the Governance and Nominating Committee.

Purpose

The Governance and Nominating Committee shall (1) identify individuals qualified to become Board members, and recommend that the Board select the director nominees for the next annual meeting of shareholders; and (2) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company.

Committee Membership and Procedure

The Governance and Nominating Committee shall be comprised of from three to six independent Board members. Each member of the Governance and Nominating Committee shall satisfy the requisite independence requirements. The Board shall appoint the members of the Governance and Nominating Committee, considering the views of the Chairman of the Board and the Chief Executive Officer, as appropriate. The members of the Governance and Nominating Committee shall serve until their successors are appointed and qualify, and shall propose the Chairman of the Governance and Nominating Committee for election by the Board. The Board shall have the power at any time to change the membership of the Governance and Nominating Committee and to fill vacancies in it, subject to such new member(s) satisfying the requisite independence requirements. Except as expressly provided in this Charter, the by-laws of the Company or the Corporate Governance Guidelines of the Company, the Governance and Nominating Committee shall fix its own rules of procedure.

Committee Authority and Responsibilities

• The Governance and Nominating Committee shall be responsible for the long range planning for the staffing of future Boards and shall maintain qualification criteria for Board members, and actively seek, interview and screen individuals qualified to become Board members for recommendation to the Board in accordance with the Corporate Governance Guidelines.

• The Governance and Nominating Committee, jointly with the Compensation Committee, shall approve the compensation of prospective new board members for approval by the board.

• The Governance and Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Governance and Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

• The Governance and Nominating Committee shall review annually, or more often if appropriate, the directors who are members (including qualifications and requirements), structure (including authority to delegate) and performance of committees of the Board (including reporting to the Board), and make recommendations to the Board, as appropriate.

• The Governance and Nominating Committee shall review and reassess at least annually the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

• The Governance and Nominating Committee shall make regular reports to the Board.

• The Governance and Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Governance and Nominating Committee shall annually review its own performance.

• The Governance and Nominating Committee shall maintain a Board-approved Code of Business Conduct and Ethics, shall recommend changes in it to the Board from time to time as appropriate, and shall consider any requests for waivers from the Company’s Code of Business Conduct Ethics. The Company shall make disclosure of such waivers to both the New York Stock Exchange and the Securities and Exchange Commission.

• The Governance and Nominating Committee shall serve in an advisory capacity to the Board and Chairman of the Board on matters of organizational and governance structure of the Company and the conduct of the Board.

• The Governance and Nominating Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.